                                                                   EXHIBIT 10.12

                        ADMINISTRATION SERVICES AGREEMENT

      ADMINISTRATION SERVICES AGREEMENT ("Agreement") made effective as of the 1st day of January, 1998, by and between Bankers Insurance Group, Inc., a Florida corporation (herein, "Bankers") and Insurance Management Solutions Group, Inc., a Florida corporation (herein, "IMSG").

      WHEREAS, Bankers has extensive experience in the management of property/casualty insurance business; and

      WHEREAS, IMSG is a subsidiary of Bankers and desires Bankers to perform certain administrative and special services (collectively "services") for IMSG in its operations and as IMSG may request; and

      WHEREAS, Bankers and IMSG contemplate that such an arrangement will achieve certain operating economies, and improve services to the mutual benefit of both Bankers and IMSG; and

      WHEREAS, Bankers and IMSG wish to assure that all charges for services and the use of Facilities incurred hereunder are reasonable and to the extent practicable reflect actual costs and are arrived at in a fair and equitable manner, and that estimated costs, whenever used, are adjusted periodically, to bring them into alignment with actual costs;

      NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, and intending to be legally bound hereby, Bankers and IMSG agree as follows:

      1. PERFORMANCE OF SERVICES AND USE OF FACILITIES. Bankers agrees to the extent requested by IMSG to perform such services for IMSG as IMSG determines to be reasonably necessary in the conduct of its operations. Bankers agrees to the extent requested by IMSG to make available its Facilities to IMSG as IMSG may determine to be reasonably necessary in the conduct of its operations, including but not limited to: human resource services, such as recruiting, hiring, benefits administration and training, legal services, certain corporate accounting functions, buildings and services, cash management, agency accounting and corporate communications. Bankers agrees at all times to use its best efforts to maintain sufficient personnel and Facilities of the kind necessary to perform this Agreement.

         (a) Capacity of Personnel: Status of Facilities. Whenever Bankers utilizes its personnel to perform services for IMSG pursuant to the this Agreement, such personnel shall at all times remain employees of Bankers or its affiliates and Bankers shall alone retain full liability to such employees for their welfare, salaries, fringe benefits, legally required employer contributions and tax obligations. No Facility of Bankers used in performing services for or subject to use by IMSG shall be deemed to be transferred, assigned, conveyed or leased by performance or use pursuant to this Agreement.

         (b) Exercise of Judgment in Rendering Services. In providing any services hereunder which require the exercise of judgment by Bankers, Bankers shall perform any such service in accordance with any standards and guidelines IMSG develops and communicates to Bankers. In performing any services hereunder, Bankers shall at all times act in a manner reasonably calculated to be in, or not opposed to, the best interests of IMSG, and in any event in accordance with the written standards and guidelines of IMSG.

         (c) Control. The performance of services by Bankers for IMSG pursuant to this Agreement shall in no way impair the absolute control of the business and operations of Bankers or IMSG by their respective Boards of Directors. Bankers shall act hereunder so as to assure the separate operating identity of IMSG.

      2. SERVICES

         A. Custodial Services. Subject to the direction and control of the Board of Directors of IMSG, IMSG does hereby appoint Bankers and Bankers does accept such appointment to act as a custodian of cash and similar assets, with full power and authority to act for, on behalf of, and in the name of IMSG in the maintenance and management of monies, or other sums as IMSG may entrust to Bankers under this Agreement; provided that:

            (1) Bankers shall keep and maintain proper books and records wherein shall be recorded the business transacted by it on behalf of, in the name of, or on account of IMSG. Bankers shall monthly submit to an officer of IMSG designated by IMSG for that purpose a transaction report for the preceding month.

            (2) Subject to the direction and control of the Board of Directors of IMSG, and subject to compliance with investment guidelines established by IMSG, Bankers shall make, manage, and dispose of all investments of IMSG in accordance with the terms and conditions of a separate agreement to be entered into between the parties hereto.

            (3) Whenever Bankers receives and collects monies for the account of IMSG, Bankers will not commingle such monies with its own, but will deposit such monies in an appropriate separate account in the name of IMSG.

         B. Functional Support Services. Subject to the ultimate control and direction of the IMSG Board of Directors, Bankers shall provide legal services, including the negotiation and preparation of contracts, agreements and agency documents, governmental relations and advising on regulatory compliance and rendering opinions on various legal matters, assisting IMSG with the selection and performance management of third party legal counsel associated for purposes of the prosecution or defense of actions. Other services to be provided include Human Resources, payroll and employee relations services. Also provided is Agency Accounting and Accounts Payable, Cash Management, Property Accounting, Audit Services and Agency Licensing.

         C. Location. Except as is herein specifically set forth to the contrary, it is understood Bankers shall be providing all of the services for which provision is herein set forth from its principal place of business located in St. Petersburg, FL.; provided that such facility may be relocated from time to time to such reasonable location as IMSG may determine upon 60 days' advance notice to IMSG.

      3. CHARGES.

         (a) IMSG agrees to reimburse Bankers for services and Facilities provided by Bankers to IMSG pursuant to this Agreement. The charge to IMSG for such services and Facilities shall include all direct and directly allocable expenses, reasonably and equitably determined to be attributable to IMSG by Bankers, plus a reasonable charge for direct overhead, the amount of such charge for overhead to be agreed upon by the parties from time to time. Quarterly charges for Calendar Year 1998 are identified in Exhibit A.

         (b) Bankers' determination of charges hereunder shall be presented to IMSG, and if IMSG objects to any such determination, it shall so advise Bankers within thirty (30) days of receipt of notice of said determination. Unless the parties can reconcile any such objection, they shall agree to the selection of a firm of independent certified public accountants which shall determine the charges properly allocable to IMSG and shall, within a reasonable time, submit such determination, together with the basis therefore, in writing to Bankers and IMSG whereupon such determination shall be binding. The expenses of such a determination by a firm of independent certified public accountants shall be borne equally by Bankers and IMSG.

      4. PAYMENT.

         (a) IMSG shall advance such funds to Bankers as the parties may mutually agree are reasonably necessary to cover the charges (provision for which is set forth in paragraph 3 hereof) of IMSG for the ensuing calendar quarter.

         (b) Within thirty (30) days after the end of each month, Bankers will submit to IMSG a detailed written statement and accounting of the charges due from IMSG to Bankers for services and the use of Facilities pursuant to this Agreement in the preceding calendar quarter, including charges not included in any previous statements. Any amount advanced by IMSG to Bankers under Section 4(a) hereof in excess of (i) the actual charges for services and Facilities rendered and received plus (ii) such amount as is reasonably required for such charges for the subsequent calendar quarter shall be refunded to IMSG by Bankers along with the detailed written statement and accounting.

      5. RECORDS AND DOCUMENTS RELATING TO CHARGES. Bankers shall be responsible for maintaining full and accurate accounting records of all services rendered and Facilities used pursuant to this Agreement and such additional information as IMSG may reasonable request for purposes of its internal bookkeeping and accounting operations. Bankers shall make such accounting records insofar as they pertain to the computation of charges hereunder available at its principal offices for audit, inspection and copying by IMSG or any governmental agency having jurisdiction over IMSG during all reasonable business hours.

      6. OTHER RECORDS AND DOCUMENTS.

         (a) All books, records, and files established and maintained by Bankers by reason of its performance under this Agreement which, absent this Agreement, would have been held by IMSG, shall be the property of IMSG and shall be subject to examination by IMSG and persons authorized by it at all times. IMSG may at any time require Bankers to surrender possession of such books, records and files, whereupon Bankers shall deliver them to IMSG.

         (b) Without limiting the generality of the foregoing and notwithstanding anything in this Agreement appearing to the contrary, it is mutually understood and agreed that IMSG shall maintain the originals of its books of account at its home office in Florida. For the purposes of this Agreement, the term "books of account" means: the Charter and By-laws; the record containing the names and addresses of shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof; the minutes of any meetings of shareholders and of the board of directors and any committees thereof; the general ledger; the investment ledger; journals; the cash book; subsidiary ledgers; annual and quarterly statements; and all minutes supporting annual, quarterly and other statements and reports filed with or submitted to supervisory and regulatory authorities.

      7. TERMINATION AND MODIFICATION. This Agreement or any part thereof shall commence and be effective as of the day and year first above set forth and shall remain in effect for a period of one year. IMSG has the option of renewing this Agreement for two successive one year periods upon 30 days prior written notice. Thereafter, the term of this Agreement shall be perpetual, but can be terminated, at no penalty, by either party upon 60 days prior written notice to the other party. Upon termination, Bankers shall promptly deliver to IMSG all books and records that are, or are deemed by this Agreement to be, the property of IMSG. This Agreement may be amended only by mutual consent in writing signed by the parties.

      8. SETTLEMENT ON TERMINATION. No later than ninety (90) days after the effective date of termination of this Agreement, Bankers shall deliver to IMSG a detailed written statement for all charges incurred and not included in any previous statement to the effective date of termination. The amount owed by either party hereunder shall be due and payable within thirty (30) days of receipt of such statement.


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

      9. ASSIGNMENT. This Agreement and any rights pursuant hereto shall not be assignable by either party hereto, except by operation of law. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations or liabilities, or to relieve any person other that the parties hereto, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable.

      10. GOVERNING LAW. This Agreement is made pursuant to and shall be governed by, interpreted under, and the right of the parties determined in accordance with, the laws of the State of Florida.

      11. NOTICE. All notices, statements or requests provided for hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, as certified or registered mail, postage prepaid, addressed

         (a)   If to Bankers to:

                      360 Central Avenue
                      P.O. Box 15707
                      St. Petersburg, FL 33733
                      Attn:  G. Kristin Delano
                      (813) 803-4016 FAX (813) 823-6518

         (b)   If to IMSG to:
                      360 Central Avenue
                      P.O. Box 15707
                      St. Petersburg, FL 33733
                      Attn:  David K. Meehan, Chairman
                      (813) 823-4000 x 4201 FAX (813) 823-6518

or to such other person or place as each party may from time to time designate by written notice sent as aforesaid.

      12. HEADINGS. The headings of the various paragraphs of this Agreement are for convenience only, and shall be accorded no weight in the construction of this Agreement.

      13. ENTIRE AGREEMENT. This Agreement, together with such Amendment as may from time to time be executed in writing by the parties, constitutes the entire Agreement between the parties with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duly authorized so to do, and their respective corporate seals to be attached hereto as of the date and year first above written.

WITNESSES:                                  INSURANCE MANAGEMENT
                                            SOLUTIONS GROUP, INC.

 /s/ C. Anthony Sexton                      BY: /s/ Jeffrey S. Bragg
--------------------------------------         ---------------------------------
                                            AS ITS: COO
--------------------------------------             -----------------------------
                                            DATE: 5/15/98
                                                 -------------------------------


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

WITNESSES:                                  BANKERS INSURANCE GROUP, INC.

 /s/ Erica Rudin                            BY: /s/ G. Kristin Delano
---------------------------------------        ---------------------------------
                                            AS ITS: Corporate Secretary
---------------------------------------            -----------------------------
                                            DATE: 5/18/98
                                                 -------------------------------


Exhibit A   Fee Schedule

                                    Exhibit A
                              Management Agreement
 Bankers Insurance Group, Inc. Services to Insurance Management Solutions Group

Functions performed by Bankers Insurance Group, Inc. for the benefit of Insurance Management Solutions Group, Inc. for the Calendar year 1998 by quarter:

Human Resources:                                                       Quarter 1   $  175,000
                                                                       Quarter 2   $  175,000
                                                                       Quarter 3   $  175,000
                                                                       Quarter 4   $  175,000

Accounts Payable:                                                      Quarter 1   $   11,250
                                                                       Quarter 2   $   11,250
                                                                       Quarter 3   $   11,250
                                                                       Quarter 4   $   11,250

Agency Accounting:                                                     Quarter 1   $  137,500
                                                                       Quarter 2   $  137,500
                                                                       Quarter 3   $  137,500
                                                                       Quarter 4   $  137,500

Cash Management:                                                       Quarter 1   $   21,250
                                                                       Quarter 2   $   21,250
                                                                       Quarter 3   $   21,250
                                                                       Quarter 4   $   21,250

Property Accounting:                                                   Quarter 1   $    5,000
                                                                       Quarter 2   $    5,000
                                                                       Quarter 3   $    5,000
                                                                       Quarter 4   $    5,000

Audit Services:                                                        Quarter 1   $   37,500
                                                                       Quarter 2   $   37,500
                                                                       Quarter 3   $   37,500
                                                                       Quarter 4   $   37,500

Agency Licensing:                                                      Quarter 1   $    5,000
                                                                       Quarter 2   $    5,000
                                                                       Quarter 3   $    5,000
                                                                       Quarter 4   $    5,000

Affiliated Senior Management:                                          Quarter 1   $    3,750
                                                                       Quarter 2   $    3,750
                                                                       Quarter 3   $    3,750
                                                                       Quarter 4   $    3,750

Total Contract Based on 1998 Budgets and Projections:                              $1,570,000

IMS may, from time to time as needed, require Corporate Legal Services and Corporate Communications Services. Such services will be provided on an Hourly Basis as follows:
         Legal Services:                                  $150.00 per Hour
         Corporate Communications:                         $40.00 per Hour

It is understood by both IMS and Bankers Insurance Group, Inc. that should material fluctuations in either a positive or negative direction impact IMS, either party has the right to re-negotiate those contemplated services and corresponding fees in light of material changes in demand for said services.

                                  ADDENDUM TO
                       ADMINISTRATION SERVICES AGREEMENT


     This is an addendum to an Administration Services Agreement ("Agreement") executed to be effective the 1st day of January, 1998, by and between Bankers Insurance Group, Inc. (herein "Bankers") and Insurance Management Solutions Group, Inc. (herein "IMSG").

     WHEREAS, as part of the Agreement, Bankers agreed to provide certain legal services to IMSG, and

     WHEREAS, the parties wish to establish the appropriate remuneration for such legal services.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound thereby, Bankers and IMSG agree as follows:

     1. For the full term of the Agreement Bankers shall provide the routine, ordinary and necessary legal services to IMSG as generally described in Section 2B of the Agreement in consideration for the payment of $120,000 annually.

     2. Legal services for other than routine matters shall be performed as required by IMSG and shall be billed at a negotiated price. Examples of non-routine legal matters shall include but not be limited to, mergers or acquisitions with unrelated third parties, and significant equity or debt securities offerings.

     3. Except for the terms of this Addendum, all other terms of the Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have set their hands and seals in St. Petersburg, Florida.


WITNESSES:                                BANKERS INSURANCE GROUP, INC.



                                          By: /s/  J. Kristin Delano
--------------------------------             --------------------------------

                                          As Its: Corporate Secretary
---------------------------------                 ---------------------------

                                          Date:
                                               ------------------------------


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

WITNESSES:                                INSURANCE MANAGEMENT SOLUTIONS
                                          GROUP, INC.



                                          By: /s/  Kelly K. King
--------------------------------              -------------------------------

                                          As Its: Chief Financial Officer
--------------------------------                 ----------------------------


                                          Date:   12/2/98
                                                -----------------------------

                  ADDENDUM TO ADMINISTRATION SERVICE AGREEMENT

         Administrative Service Agreement ("Agreement") by and between Insurance Management Solutions Group, Inc. ("IMSG") and Bankers Insurance Group, Inc. ("BIG") was entered into effective January 1, 1998,

         WHEREAS, the parties desire to amend that Agreement effective January 1, 1999.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained and intending to be legally bound hereby, IMSG and BIG agree as follows:

         1. Revised service fees attached as Exhibit "A" are adopted by the parties.

         2. Except for the terms of this Addendum, all other terms of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duly authorized so to do, and their respective corporate seals to be attached hereto as of the date and year first above written.

WITNESSES:                                INSURANCE MANAGEMENT SOLUTIONS
                                          GROUP, INC.


                                          BY: /s/ Kelly K. King
---------------------------------            ---------------------------------

                                          AS ITS: CFO
---------------------------------                -----------------------------

                                          DATE:
                                               -------------------------------


WITNESSES:                                BANKERS INSURANCE GROUP, INC.


                                          BY: /S/ G. Kristin Delano
---------------------------------            ---------------------------------

                                          AS ITS: Corporate Secretary
---------------------------------                -----------------------------

                                          DATE:
                                               -------------------------------

                                   EXHIBIT A



                         MANAGEMENT SERVICES AGREEMENT
 BANKERS INSURANCE GROUP, INC. SERVICES TO INSURANCE MANAGEMENT SOLUTIONS GROUP

FUNCTIONS PERFORMED BY BANKERS INSURANCE GROUP, INC. FOR THE BENEFIT OF INSURANCE MANAGEMENT SOLUTIONS GROUP, INC. FOR THE CALENDAR YEAR 1999 BY
QUARTER:

HUMAN RESOURCES:                                         QUARTER 1     $175,000
                                                         QUARTER 2     $175,000
                                                         QUARTER 3     $175,000
                                                         QUARTER 4     $175,000

AGENCY ACCOUNTING:                                       QUARTER 1      $27,500
                                                         QUARTER 2      $27,500
                                                         QUARTER 3      $27,500
                                                         QUARTER 4      $27,500

CASH MANAGEMENT:                                         QUARTER 1      $21,250
                                                         QUARTER 2      $21,250
                                                         QUARTER 3      $21,250
                                                         QUARTER 4      $21,250

AGENCY LICENSING:                                        QUARTER 1       $5,000
                                                         QUARTER 2       $5,000
                                                         QUARTER 3       $5,000
                                                         QUARTER 4       $5,000

CORPORATE LEGAL SERVICES                                 QUARTER 1      $30,000
                                                         QUARTER 2      $30,000
                                                         QUARTER 3      $30,000
                                                         QUARTER 4      $30,000

IMS MAY, FROM TIME TO TIME AS NEEDED, REQUIRE CORPORATE COMMUNICATIONS SERVICES. SUCH SERVICES WILL BE PROVIDED ON AN HOURLY BASIS AS FOLLOWS:

         CORPORATE COMMUNICATIONS:                       $40.00 PER HOUR

IT IS UNDERSTOOD BY BOTH IMSG AND BANKERS INSURANCE GROUP, INC. THAT SHOULD MATERIAL FLUCTUATIONS IN EITHER A POSITIVE OR NEGATIVE DIRECTION IMPACT IMSG, EITHER PARTY HAS THE RIGHT TO RE-NEGOTIATE THOSE CONTEMPLATED SERVICES AND CORRESPONDING FEES IN LIGHT OF MATERIAL CHANGES IN DEMAND FOR SAID SERVICES.